Exhibit 99.1

         UNITED SECURITY BANCSHARES - 25.75% ROE FOR 1ST QUARTER OF 2006

    FRESNO, Calif., April 11 /PRNewswire-FirstCall/ -- Dennis R. Woods, President and Chief Executive Officer of United Security Bancshares ( http://www.unitedsecuritybank.com/ ) (Nasdaq: UBFO) reported today the results of operations for the 1st quarter of 2006. Net income was $3,864,000, as compared with $2,664,000 in 2005, an increase of 45.04% or $1,200,000.

    Reported basic earnings per share for the 1st quarter were $0.68 compared with $0.47 for 2005, a 44.7% increase. Diluted earnings per share for the quarter were $0.67 compared with $0.47 a year ago, a 42.6% increase.

    Woods said, "It's a real pleasure to report strong earnings to you for the 1st quarter. Earnings were up sharply, 45% over the same period a year ago. Two one-time and two infrequent items increased net income for the 1st quarter by $895,000. Without those items, net income for the 1st quarter 2006 would have been $2,969,000, an increase of $305,000 or 11.5% over the same period in 2005."

    For the three months just ended, return on average equity was 25.75% and the return on average assets was 2.47%. For the same period in 2005, ROAE was 19.86% and ROAA was 1.77%. These key ratios are indicative of the banks' strong performance and ability to build shareholder value.

    The 70th consecutive quarterly cash dividend of $0.22 per share, up from $0.18 for a 22.2% increase from a year ago, was declared on March 28, 2006, to be paid on April 19, 2006, to shareholders of record on April 7, 2006. In addition, the Board of Directors approved a 2-for-1 stock split of the Company's common stock effected in the form of a stock dividend. The stock will be payable May 1st, 2006 to shareholders of record as of April 7, 2006. Stockholders will receive one additional share for each share held on that date.

    Shareholders' equity ended the quarter at $61,667,000, an increase of 14.3% over March 31, 2005. Dividends of $4.4 million were paid out of shareholders' equity to shareholders during the past 12 months and $378,000 was utilized to purchase and retire shares of Company stock at an average price of $28.92.

    Net interest income for the 1st quarter 2006 was $7.8 million, up $.7 million from 2005 for an increase of 9.2%. The net interest margin increased from 5.37% in 2005 to 5.66% in 2006. The increase is primarily attributable to the increases in volumes and interest rates on earning assets.

    Noninterest income for the 1st quarter of 2006 was $3,207,000, up from $1,323,000 in 2005 for an increase of $1,884,000 or 142.4%. Two one-time items made up $1,817,000 of the increase in 2006, a $1,877,000 gain on the sale of an investment and a decline in ATM fees of $60,000 resulting from a lag in revenue from changing service providers.

    1st quarter operating expenses for the three months ended March 31 were $4,548,000 for 2006 and $4,016,000 for 2005, an increase of $533,000 or 13.3%.
Two infrequent items made up $337,000 of the increase in 2006; a $254,000 expense associated with OREO property and $83,000 in recruitment fees.

    The provision for loan loss was $240 thousand for the 1st quarter of 2006 and $251 thousand for 2005. In determining the adequacy of the allowance for loan loss, management's judgment is the primary determining factor for establishing the amount of the provision for loan losses and is considered adequate for the current period.

    Non-performing assets decreased to 2.02% of total assets on March 31, 2006 from 3.19% at March 31, 2005.

    United Security Bancshares is a $630+ million bank holding company. United Security Bank, its principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.

    FORWARD-LOOKING STATEMENTS

    This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

    Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business transactions, particularly recently enacted California tax legislation and the subsequent Dec. 31, 2003, announcement by the Franchise Tax Board regarding the taxation of REITs and RICs; and (8) unknown economic impacts caused by the State of California's budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward- looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and particularly the section of Management's Discussion and Analysis.

United Security Bancshares
Consolidated Balance Sheets
(unaudited)
(Dollars in thousands)
                                                 March 31,    March 31,
                                                   2006         2005
                                                ----------   ----------
Cash & noninterest-bearing deposits in
 other banks                                    $   26,241   $   29,580
Interest-bearing deposits in other banks             7,713        7,484
Federal funds sold                                  25,690       19,150
Investment securities AFS                           93,815      113,350
Loans, net of unearned fees                        441,284      409,341
 Less:  allowance for loan losses                   (7,958)      (7,324)

Loans, net                                         433,326      402,018
Premises and equipment, net                         11,222        8,909
Intangible assets                                    3,417        3,954
Other assets                                        38,520       34,154

TOTAL ASSETS                                    $  639,945   $  618,599

Deposits:
 Noninterest-bearing demand & NOW               $  199,160   $  195,624
 Savings                                            36,065       35,531
 Time                                              311,966      310,096

Total deposits                                     547,191      541,251

Borrowed funds                                       7,000            0
Other liabilities                                    8,623        7,924
Junior subordinated debentures                      15,464       15,464

TOTAL LIABILITIES                               $  578,277   $  564,639

Shareholders' equity:
 Common shares outstanding:
5,687,517 at Mar. 31, 2006
5,685,024 at Mar. 31, 2005                      $   22,251   $   22,260
Retained earnings                                   41,295       33,520
Other comprehensive income (loss)                   (1,878)      (1,821)

Total shareholders' equity                      $   61,668   $   53,960
TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY                            $  639,945   $  618,599

United Security Bancshares                         Three        Three
Consolidated Statements of Income                 Months       Months
(dollars in 000's, except per share amounts)       Ended        Ended
(unaudited)                                       Mar 31,      Mar 31,
                                                   2006         2005
                                                ----------   ----------
Interest income                                 $   10,552   $    9,110
Interest expense                                     2,739        1,957

Net interest income                                  7,813        7,153
Provision for loan losses                              240          251
Other income                                         3,207        1,323
Other expenses                                       4,548        4,016

Income before income tax provision                   6,232        4,210
Provision for income taxes                           2,368        1,545

NET INCOME                                      $    3,864   $    2,664

United Security Bancshares                         Three        Three
Selected Financial Data                           Months       Months
(dollars in 000's except per share amounts)        Ended        Ended
                                                03/31/2006   03/31/2005
                                                ----------   ----------
Basic Earnings Per Share                        $     0.68   $     0.47
Diluted Earning Per Share                       $     0.67   $     0.47

Annualized Return on:
Average Assets                                        2.47%        1.77%
Average Equity                                       25.75%       19.86%
Net Interest Margin                                   5.66%        5.37%

Net Charge-offs to Average Loans                      0.01%        0.00%

                                                03/31/2006   03/31/2005
                                                ----------   ----------
Book Value Per Share                            $    10.84   $     9.49
Tangible Book Value Per Share                   $    10.24   $     8.80
Efficiency Ratio                                     41.27%       47.37%
Non Performing Assets to Total Assets                 2.02%        3.19%
Allowance for Loan Losses
 to Total Loans                                       1.80%        1.79%
Shares Outstanding - period end                  5,687,517    5,685,024
Basic Shares - average weighted                  5,684,864    5,685,943
Diluted Shares - average weighted                5,751,192    5,721,946

SOURCE  United Security Bancshares
    -0-                             04/11/2006
    /CONTACT: Dennis R. Woods, President and CEO of United Security Bancshares, +1-559-248-4928, or dwoods@unitedsecuritybank.com/
    /Web site:  http://www.unitedsecuritybank.com /